EXHIBIT 11

                 LILLIAN VERNON CORPORATION AND SUBSIDIARIES

       COMPUTATION OF LOSS PER SHARE ASSUMING PRIMARY AND FULL DILUTION
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               MAY 25, 1996                 MAY 27, 1995
                                       ---------------------------  ---------------------------
                                         PRIMARY     FULLY DILUTED    PRIMARY     FULLY DILUTED
                                       ----------  ---------------  ----------  ---------------
Net loss .............................    $(3,631)     $(3,631)        $(2,826)      $ (2,826)
                                       ----------  ---------------  ----------  ---------------

Common Shares:
 Average number of shares outstanding       9,617        9,617           9,686          9,686
 Assumed exercise of stock options  ..         22           30             395            406
                                       ----------  ---------------  ----------  ---------------
                                            9,639        9,647          10,081         10,092
                                       ----------  ---------------  ----------  ---------------

Loss Per Share .......................    $(0.38)       $(0.38)        $ (0.28)      $  (0.28)
                                       ----------  ---------------  ----------  ---------------

                                           Page 11 of 11